JPMorgan Chase Financial Company LLC	October 2026

Pricing Supplement

Registration Statement Nos. 333-293684 and 333-293684-01

Dated October 9, 2026

Filed pursuant to Rule 424(b)(2)

Structured Investments

Opportunities in U.S. and International Equities

Enhanced Trigger Jump Securities Based on the Worst Performing of the S&P 500® Index, the EURO STOXX 50® Index and the Nasdaq-100 Index® due November 15, 2027

Principal at Risk Securities

Fully and Unconditionally Guaranteed by JPMorgan Chase & Co.

The Enhanced Trigger Jump Securities do not pay interest and do not guarantee the return of any of the principal at maturity. At maturity, you will receive for each security that you hold an amount in cash that will vary depending on the performance of the worst performing of the S&P 500® Index, the EURO STOXX 50® Index and the Nasdaq-100 Index® , as determined on the valuation date. If the final index value of each underlying index is greater than or equal to 60% of its initial index value, you will receive for each security that you hold at maturity a fixed upside payment in addition to the stated principal amount. However, if the final index value of any underlying index is less than 60% of its initial index value, the payment due at maturity will be less than the stated principal amount of the securities by an amount that is proportionate to the percentage decrease in the final index value of the worst performing underlying index from its initial index value. This amount will be less than $600.00 and could be zero. Accordingly, investors may lose their entire initial investment in the securities. Because the payment at maturity is based on the worst performing of the underlying indices, a decline below the trigger level of any underlying index will result in a loss, which may be significant, of your initial investment, even if the other underlying indices have appreciated or have not declined below their respective trigger levels. The securities are for investors who are willing to risk their principal and forgo current income in exchange for the upside payment feature that applies to a limited range of the performance of the worst performing underlying index. The Enhanced Trigger Jump Securities are unsecured and unsubordinated obligations of JPMorgan Chase Financial Company LLC, which we refer to as JPMorgan Financial, the payment on which is fully and unconditionally guaranteed by JPMorgan Chase & Co., issued as part of JPMorgan Financial’s Medium-Term Notes, Series A, program. Any payment on the securities is subject to the credit risk of JPMorgan Financial, as issuer of the securities, and the credit risk of JPMorgan Chase & Co., as guarantor of the securities.

FINAL TERMS
Issuer:	JPMorgan Chase Financial Company LLC, a direct, wholly owned finance subsidiary of JPMorgan Chase & Co.
Guarantor:	JPMorgan Chase & Co.
Underlying indices:	S&P 500® Index (Bloomberg ticker: SPX Index) (the “SPX Index”), EURO STOXX 50® Index (Bloomberg ticker: SX5E Index) (the “SX5E Index”) and Nasdaq-100 Index® (Bloomberg ticker: NDX Index) (the “NDX Index”) (each, an “underlying index”)
Aggregate principal amount:	$1,000,000
Payment at maturity:	▪ If the final index value of each underlying index is greater than or equal to its trigger level, you will receive at maturity a cash payment per $1,000 stated principal amount security equal to:
$1,000 + the upside payment
▪ If the final index value of any underlying index is less than its trigger level, you will receive at maturity a cash payment per $1,000 stated principal amount security equal to:
$1,000 × index performance factor of the worst performing underlying index
This amount will be less than the stated principal amount of $1,000, and will represent a loss of more than 40%, and possibly all, of your principal amount.
Upside payment:	$80.00 per $1,000 stated principal amount security (8.00% of the stated principal amount).
Stated principal amount:	$1,000 per security
Issue price:	$1,000 per security (see “Commissions and issue price” below)
Pricing date:	October 9, 2026
Original issue date (settlement date):	October 15, 2026
Valuation date*:	November 9, 2027
Maturity date*:	November 15, 2027
Terms continued on the following page
CUSIP / ISIN:	46661PLZ8 / US46661PLZ89
Listing:	The securities will not be listed on any securities exchange.
Agent:	J.P. Morgan Securities LLC (“JPMS”)
Commissions and issue price:	Price to public(1)	Fees and commissions	Proceeds to issuer
Per security	$1,000.00	$7.00(2)	$988.00
		$5.00(3)
Total	$1,000,000.00	$12,000.00	$988,000.00
(1)	See “Additional Information about the Securities — Supplemental use of proceeds and hedging” in this document for information about the components of the price to public of the securities.
(2)	JPMS, acting as agent for JPMorgan Financial, will pay all of the selling commissions of $7.00 per $1,000 stated principal amount security it receives from us to Morgan Stanley Smith Barney LLC (“Morgan Stanley Wealth Management”). See “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement.
(3)	Reflects a structuring fee payable to Morgan Stanley Wealth Management by the agent or its affiliates of $5.00 for each $1,000 stated principal amount security

*Subject to postponement in the event of a market disruption event and as described under “General Terms of Notes — Postponement of a Determination Date — Notes Linked to Multiple Underlyings” and “General Terms of Notes — Postponement of a Payment Date” in the accompanying product supplement or early acceleration in the event of an acceleration event as described under “General Terms of Notes — Consequences of an Acceleration Event” in the accompanying product supplement and “Risk Factors — Risks Relating to the Securities Generally — We may accelerate your securities in our sole discretion and the calculation agent may adjust their final payment in good faith and in a commercially reasonable manner if an acceleration event occurs” in this document

The estimated value of the securities on the pricing date was $982.10 per $1,000 stated principal amount security. See “Additional Information about the Securities — The estimated value of the securities” in this document for additional information.

Investing in the securities involves a number of risks. See “Risk Factors” beginning on page S-2 of the accompanying prospectus supplement, “Risk Factors” beginning on page PS-12 of the accompanying product supplement and “Risk Factors” beginning on page 9 of this document.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the securities or passed upon the accuracy or the adequacy of this document or the accompanying product supplement, underlying supplement, prospectus supplement and prospectus. Any representation to the contrary is a criminal offense.

The securities are not bank deposits, are not insured by the Federal Deposit Insurance Corporation or any other governmental agency and are not obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement, underlying supplement, prospectus supplement and prospectus, each of which can be accessed via the hyperlinks below. Please also see “Additional Information about the Securities” at the end of this document.

Product supplement no. 3-I dated April 17, 2026: http://www.sec.gov/Archives/edgar/data/19617/000121390026045198/ea0285802-20_424b2.pdf

Underlying supplement no. 1-I dated April 17, 2026: http://www.sec.gov/Archives/edgar/data/19617/000121390026045209/ea0285802-11_424b2.pdf

Prospectus supplement and prospectus, each dated April 17, 2026: http://www.sec.gov/Archives/edgar/data/19617/000095010326005889/crt_dp245141-424b2.pdf

JPMorgan Chase Financial Company LLC

Enhanced Trigger Jump Securities Based on the Worst Performing of the S&P 500® Index, the EURO STOXX 50® Index and the Nasdaq-100 Index® due November 15, 2027

Principal at Risk Securities

Terms continued from previous page:
Index performance factor:	With respect to each underlying index, final index value / initial index value
Trigger level:

With respect to the SPX Index: 4,686.924, which is 60% of its initial index value

With respect to the SX5E Index: 3,704.022, which is 60% of its initial index value

With respect to the NDX Index: 18,529.89, which is 60% of its initial index value

Initial index value:

With respect to the SPX Index: 7,811.54, which is its closing level on the pricing date

With respect to the SX5E Index: 6,173.37, which is its closing level on the pricing date

With respect to the NDX Index: 30,883.15, which is its closing level on the pricing date

Final index value:	With respect to each underlying index, the closing level of that underlying index on the valuation date
Worst performing underlying index:	The underlying index with the lowest index performance factor

October 2026	Page 2

JPMorgan Chase Financial Company LLC

Enhanced Trigger Jump Securities Based on the Worst Performing of the S&P 500® Index, the EURO STOXX 50® Index and the Nasdaq-100 Index® due November 15, 2027

Principal at Risk Securities

Investment Summary

The Enhanced Trigger Jump Securities

The Enhanced Trigger Jump Securities Based on the Worst Performing of the S&P 500® Index, the EURO STOXX 50® Index and the Nasdaq-100 Index® due November 15, 2027 (the “securities”) can be used:

▪	As an alternative to direct exposure to the underlying indices that provides a fixed, positive return of 8.00% (as reflected in the upside payment of $80.00 per $1,000 stated principal amount security) if the final index value of each underlying index is greater than or equal to 60% of its initial index value, which we refer to as a trigger level.
▪	To enhance returns and potentially outperform the worst performing underlying index in a moderately bullish environment, but only if the final index value of the worst performing underlying index is greater than or equal to its trigger level.
▪	To obtain limited market downside protection against the loss of principal in the event of a decline of the worst performing underlying index as of the valuation date, subject to the credit risks of JPMorgan Financial and JPMorgan Chase & Co., but only if the final index value of the worst performing underlying index is greater than or equal to its trigger level.

If the final index value of any underlying index is less than its trigger level, the securities are exposed on a 1-to-1 basis to any percentage decline of the final index value of the worst performing underlying index from its initial index value. Accordingly, investors may lose their entire initial investment in the securities.

Maturity:	13 months
Upside payment:	$80.00 per $1,000 stated principal amount security (8.00% of the stated principal amount)
Trigger level:	With respect to each underlying index, 60% of its initial index value
Minimum payment at maturity:	None. Investors may lose their entire initial investment in the securities.
Interest:	None

Supplemental Terms of the Securities

For purposes of the accompanying product supplement, each underlying index is an “Index.”

October 2026	Page 3

JPMorgan Chase Financial Company LLC

Enhanced Trigger Jump Securities Based on the Worst Performing of the S&P 500® Index, the EURO STOXX 50® Index and the Nasdaq-100 Index® due November 15, 2027

Principal at Risk Securities

Key Investment Rationale

This investment offers a fixed, positive return at maturity if the final index value of each underlying index is greater than or equal to 60% of its initial index value, which we refer to as a trigger level. However, if the final index value of any underlying index is less than its trigger level, the payment at maturity will be less than $600.00 and could be zero.

Upside Scenario	If the final index value of each underlying index is greater than or equal to its trigger level, the payment at maturity for each security will be equal to $1,000 plus the upside payment of $80.00 per $1,000 stated principal amount security.
Downside Scenario	If the final index value of any underlying index is less than its trigger level, which means that at least one underlying index has depreciated by more than 40% from its initial index value, you will lose 1% for every 1% decline of the level of the worst performing underlying index from its initial index value to its final index value (e.g., a 50% depreciation of the worst performing underlying index will result in a payment at maturity that is less than the stated principal amount by 50%, or $500.00 per $1,000 stated principal amount security).

October 2026	Page 4

JPMorgan Chase Financial Company LLC

Enhanced Trigger Jump Securities Based on the Worst Performing of the S&P 500® Index, the EURO STOXX 50® Index and the Nasdaq-100 Index® due November 15, 2027

Principal at Risk Securities

How the Enhanced Trigger Jump Securities Work

Payoff Diagram

The payoff diagram below illustrates the payment at maturity on the securities based on the following terms:

Stated principal amount:	$1,000 per $1,000 stated principal amount security
Upside payment:	$80.00 (8.00% of the stated principal amount) per $1,000 stated principal amount security
Trigger level:	With respect to each underlying index, 60% of its initial index value (-40% change in its final index value compared with its initial index value)

Enhanced Trigger Jump Securities Payoff Diagram

October 2026	Page 5

JPMorgan Chase Financial Company LLC

Enhanced Trigger Jump Securities Based on the Worst Performing of the S&P 500® Index, the EURO STOXX 50® Index and the Nasdaq-100 Index® due November 15, 2027

Principal at Risk Securities

Hypothetical Examples

The following hypothetical examples illustrate how to calculate the payment at maturity on the securities. The following examples are for illustrative purposes only. The hypothetical initial index value of each underlying index of 100.00 has been chosen for illustrative purposes only and does not represent the actual initial index value of any underlying index.  The actual initial index value of each underlying index is the closing level of that underlying index on the pricing date and is specified under “Final Terms — Initial index value” in this pricing supplement.  The actual trigger level of each underlying index is specified under “Final Terms — Trigger level” in this pricing supplement. For historical data regarding the actual closing levels of each underlying index, please see the historical information set forth under “S&P 500® Index Overview,” “EURO STOXX 50® Index Overview” and “Nasdaq-100 Index® Overview,” as applicable, in this pricing supplement.  All payments on the securities, if any, are subject to our and JPMorgan Chase & Co.’s credit risks. The numbers in the hypothetical examples below may have been rounded for the ease of analysis. The examples below are based on the following assumed terms:

Stated principal amount:	$1,000 per $1,000 stated principal amount security
Hypothetical initial index value:	With respect to the SPX Index: 100.00 With respect to the SX5E Index: 100.00 With respect to the NDX Index: 100.00
Hypothetical trigger level:

With respect to the SPX Index: 60.00, which is 60% of its hypothetical initial index value

With respect to the SX5E Index: 60.00, which is 60% of its hypothetical initial index value

With respect to the NDX Index: 60.00, which is 60% of its hypothetical initial index value

Upside payment:	$80.00 (8.00% of the stated principal amount) per $1,000 stated principal amount security
Interest:	None

EXAMPLE 1: Each underlying index appreciates moderately and investors receive the stated principal amount plus the upside payment.

Final index value		SPX Index: 110.00 SX5E Index: 115.00 NDX Index: 105.00
Index performance factor		SPX Index: 110.00 / 100.00 = 110% SX5E Index: 115.00 / 100.00 = 115% NDX Index: 105.00 / 100.00 = 105%
Payment at maturity	=	$1,000 + the upside payment
	=	$1,000 + $80.00
	=	$1,080.00

In example 1, the closing level of the SPX Index has appreciated by 10%, the closing level of the SX5E Index has appreciated by 15% and the closing level of the NDX Index has appreciated by 5% as of the valuation date. Because the final index value of each underlying index is at or above its trigger level, investors receive at maturity the stated principal amount plus the upside payment of $80.00. Investors receive $1,080.00 per $1,000 stated principal amount security at maturity.

October 2026	Page 6

JPMorgan Chase Financial Company LLC

Enhanced Trigger Jump Securities Based on the Worst Performing of the S&P 500® Index, the EURO STOXX 50® Index and the Nasdaq-100 Index® due November 15, 2027

Principal at Risk Securities

EXAMPLE 2: One underlying index appreciates moderately while the others decline to below their respective initial index values, but not below their respective trigger levels, as of the valuation date, and investors receive the stated principal amount plus the upside payment.

Final index value		SPX Index: 110.00 SX5E Index: 85.00 NDX Index: 80.00
Index performance factor		SPX Index: 110.00 / 100.00 = 110% SX5E Index: 85.00 / 100.00 = 85% NDX Index: 80.00 / 100.00 = 80%
Payment at maturity	=	$1,000 + the upside payment
	=	$1,000 + $80.00
	=	$1,080.00

In example 2, the closing level of the SX5E Index has declined by 15.00% and the closing level of the NDX Index has declined by 20% to below their respective initial index values, while the closing level of the SPX Index has appreciated by 10% as of the valuation date. Because the final index value of each underlying index is at or above its trigger level, investors receive at maturity the stated principal amount plus the upside payment of $80.00. Investors receive $1,080.00 per $1,000 stated principal amount security at maturity. This is the case even though more than one underlying index has depreciated.

EXAMPLE 3: Each underlying index appreciates significantly and investors receive the stated principal amount plus the upside payment.

Final index value		SPX Index: 180.00 SX5E Index: 170.00 NDX Index: 150.00
Index performance factor		SPX Index: 180.00 / 100.00 = 180% SX5E Index: 170.00 / 100.00 = 170% NDX Index: 150.00 / 100.00 = 150%
Payment at maturity	=	$1,000 + the upside payment
	=	$1,000 + $80.00
	=	$1,080.00

In example 3, the closing level of the SPX Index has appreciated by 80%, the closing level of the SX5E Index has appreciated by 70% and the closing level of the NDX Index has appreciated by 50% as of the valuation date. Because the final index value of each underlying index is at or above its trigger level, investors receive at maturity the stated principal amount plus the upside payment of $80.00.  Investors receive $1,080.00 per $1,000 stated principal amount security at maturity.  Even though the worse performing underlying index increased by 50% from its initial index value to its final index value in this example, your return is limited to 8.00%.

October 2026	Page 7

JPMorgan Chase Financial Company LLC

Enhanced Trigger Jump Securities Based on the Worst Performing of the S&P 500® Index, the EURO STOXX 50® Index and the Nasdaq-100 Index® due November 15, 2027

Principal at Risk Securities

EXAMPLE 4: One underlying index declines to below its trigger level while the others appreciate as of the valuation date, and investors are exposed to the decline in the worst performing underlying index from its initial index value.

Final index value		SPX Index: 105.00 SX5E Index: 50.00 NDX Index: 110.00
Index performance factor		SPX Index: 105.00 / 100.00 = 105% SX5E Index: 50.00 / 100.00 = 50% NDX Index: 110.00 / 100.00 = 110%
Payment at maturity	=	$1,000 × index performance factor of worst performing underlying index
	=	$1,000 × 50%
	=	$500

In example 4, the final index value of the SPX Index and the NDX Index are greater than their respective trigger levels. However, the final index value of the SX5E Index has declined by 50% to below its trigger level. Therefore, investors are exposed to the negative performance of the SX5E Index, which is the worst performing underlying index in this example, and receive a payment at maturity of $500.00 per $1,000 stated principal amount security. Investors lose 1% of the stated principal amount for every 1% decline in the closing level of the SX5E Index from its initial index value, even though the other underlying indices have appreciated from their respective initial index values.

EXAMPLE 5: Each underlying index declines to below its respective trigger levels as of the valuation date, and investors are exposed to the decline in the worst performing underlying index from its initial index value.

Final index value		SPX Index: 30.00 SX5E Index: 50.00 NDX Index: 50.00
Index performance factor		SPX Index: 30.00 / 100.00 = 30% SX5E Index: 50.00 / 100.00 = 50% NDX Index: 50.00 / 100.00 = 50%
Payment at maturity	=	$1,000 × index performance factor of worst performing underlying index
	=	$1,000 × 30%
	=	$300

In example 5, the final index values of the SPX Index, the SX5E Index and the NDX Index are less than their respective trigger levels. The closing level of each of the SX5E Index and the NDX Index has declined by 50%, while the closing level of the SPX Index has declined by 70%. Therefore, investors are exposed to the negative performance of the SPX Index, which is the worst performing underlying index in this example, and receive a payment at maturity of $300.00 per $1,000 stated principal amount security.

Because the payment at maturity of the securities is based on the worst performing of the underlying indices, a decline in any of the underlying indices below its trigger level will result in a loss, which may be significant, of your initial investment, even if the other underlying indices have appreciated.

The hypothetical returns and hypothetical payments on the securities shown above apply only if you hold the securities for their entire term. These hypotheticals do not reflect fees or expenses that would be associated with any sale in the secondary market. If these fees and expenses were included, the hypothetical returns and hypothetical payments shown above would likely be lower.

October 2026	Page 8

JPMorgan Chase Financial Company LLC

Enhanced Trigger Jump Securities Based on the Worst Performing of the S&P 500® Index, the EURO STOXX 50® Index and the Nasdaq-100 Index® due November 15, 2027

Principal at Risk Securities

Risk Factors

The following is a non-exhaustive list of certain key risk factors for investors in the securities. For further discussion of these and other risks, you should read the sections entitled “Risk Factors” of the accompanying prospectus supplement and the accompanying product supplement. We urge you to consult your investment, legal, tax, accounting and other advisers in connection with your investment in the securities.

Risks Relating to the Securities Generally

▪	The securities do not pay interest or guarantee the return of any principal and your investment in the securities may result in a loss. The terms of the securities differ from those of ordinary debt securities in that the securities do not pay interest or guarantee the payment of any stated principal amount at maturity. If the final index value of any underlying index is less than its trigger level, you will receive for each security that you hold a payment at maturity that is less than the $1,000 stated principal amount of each security by an amount proportionate to the decline in the closing level of the worst performing underlying index on the valuation date from its initial index value. There is no minimum payment at maturity on the securities and, accordingly, you could lose your entire principal amount.
▪	Appreciation potential is fixed and limited. If the final index value of each underlying index is greater than or equal to its trigger level, the appreciation potential of the securities is limited to the fixed upside payment of $80.00 per security (8.00% of the stated principal amount), even if the final index value of each underlying index is significantly greater than its initial index value. The actual upside payment will be provided in the pricing supplement. See “How the Enhanced Trigger Jump Securities Work” on page 5 above and “Hypothetical Examples” on page 6 above.
▪	Your ability to receive the upside payment may terminate on the valuation date. If the final index value of any underlying index is less than its trigger level, you will not be entitled to receive the upside payment at maturity. Under these circumstances, you will lose more than 40% of your principal amount and may lose all of your principal amount at maturity.
▪	You are exposed to the price risk of each underlying index. Your return on the securities is not linked to a basket consisting of the underlying indices. Rather, it will be contingent upon the independent performance of each underlying index. Unlike an instrument with a return linked to a basket of underlying assets in which risk is mitigated and diversified among all the components of the basket, you will be exposed to the risks related to each underlying index. The performance of the underlying indices may not be correlated. Poor performance by any underlying index over the term of the securities may negatively affect your return and will not be offset or mitigated by any positive performance by the other underlying indices. Accordingly, your investment is subject to the risk of decline in the closing level of each underlying index.
▪	To receive the upside payment, each underlying index must close at or above its trigger level on the valuation date. If any underlying index has declined below its trigger level as of the valuation date, you will be fully exposed to the decline in the worst performing underlying index, as compared to its initial index value, on a 1-to-1 basis, even if the other underlying indices have appreciated. Under this scenario, the value of any payment at maturity will be less than 60% of the stated principal amount and could be zero.
▪	Because the securities are linked to the performance of the worst performing underlying index, you are exposed to greater risks of sustaining a loss on your investment than if the securities were linked to just one underlying index. The risk that you will suffer a loss on your investment is greater if you invest in the securities than if you invest in substantially similar securities that are linked to the performance of just one underlying index. With three underlying indices, it is more likely that any one underlying index will close below its trigger level on the valuation date than if the securities were linked to only one underlying index. In addition, you will not benefit from the performance of any underlying index

October 2026	Page 9

JPMorgan Chase Financial Company LLC

Enhanced Trigger Jump Securities Based on the Worst Performing of the S&P 500® Index, the EURO STOXX 50® Index and the Nasdaq-100 Index® due November 15, 2027

Principal at Risk Securities

other than the worst performing underlying index. Therefore, it is more likely that you will suffer a loss, which may be significant loss, of your initial investment.

▪	The securities are subject to the credit risks of JPMorgan Financial and JPMorgan Chase & Co., and any actual or anticipated changes to our or JPMorgan Chase & Co.’s credit ratings or credit spreads may adversely affect the market value of the securities. Investors are dependent on our and JPMorgan Chase & Co.’s ability to pay all amounts due on the securities. Any actual or anticipated decline in our or JPMorgan Chase & Co.’s credit ratings or increase in our or JPMorgan Chase & Co.’s credit spreads determined by the market for taking that credit risk is likely to adversely affect the market value of the securities. If we and JPMorgan Chase & Co. were to default on our payment obligations, you may not receive any amounts owed to you under the securities and you could lose your entire investment.
▪	As a finance subsidiary, JPMorgan Financial has no independent activities and has limited assets. As a finance subsidiary of JPMorgan Chase & Co., we have no independent activities beyond the issuance and administration of our securities and the collection of intercompany obligations. Aside from the initial capital contribution from JPMorgan Chase & Co., substantially all of our assets relate to obligations of JPMorgan Chase & Co. to make payments under loans made by us to JPMorgan Chase & Co. or under other intercompany agreements. As a result, we are dependent upon payments from JPMorgan Chase & Co. to meet our obligations under the securities. We are not an operating subsidiary of JPMorgan Chase & Co. and in a bankruptcy or resolution of JPMorgan Chase & Co. we are not expected to have sufficient resources to meet our obligations in respect of the securities as they come due. If JPMorgan Chase & Co. does not make payments to us and we are unable to make payments on the securities, you may have to seek payment under the related guarantee by JPMorgan Chase & Co., and that guarantee will rank pari passu with all other unsecured and unsubordinated obligations of JPMorgan Chase & Co. For more information, see “Risk Factors — Holders of securities issued by JPMorgan Financial may be subject to losses if JPMorgan Chase & Co. were to enter into a resolution” in the accompanying prospectus supplement.
▪	The benefit provided by the trigger level may terminate on the valuation date. If the final index value of any underlying index is less than its trigger level, the benefit provided by the trigger level will terminate and you will be fully exposed to any depreciation of the worst performing underlying index.
▪	Secondary trading may be limited. The securities will not be listed on a securities exchange. There may be little or no secondary market for the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. JPMS may act as a market maker for the securities, but is not required to do so. Because we do not expect that other market makers will participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which JPMS is willing to buy the securities. If at any time JPMS or another agent does not act as a market maker, it is likely that there would be little or no secondary market for the securities.
▪	We may accelerate your securities in our sole discretion and the calculation agent may adjust their final payment in good faith and in a commercially reasonable manner if an acceleration event occurs. Upon the announcement or occurrence of an acceleration event, we may, in our sole and absolute discretion, accelerate the payment on your securities and pay you an amount determined by the calculation agent in good faith and in a commercially reasonable manner by reference to the values of any fixed-income debt component and any derivatives underlying the economic terms of the securities as of the date of the notice of acceleration. An acceleration event means there is an announcement or occurrence of legal or regulatory changes that the calculation agent determines are likely to interfere with your or our ability to transact in or hold the securities or our ability to hedge or perform our obligations under the securities. If the payment on your securities is accelerated, your investment may result in a loss, and you may not be able to reinvest your money in a comparable investment. Please see “General Terms of Notes — Consequences of a Change-in-Law Event” in the accompanying product supplement for more information.

October 2026	Page 10

JPMorgan Chase Financial Company LLC

Enhanced Trigger Jump Securities Based on the Worst Performing of the S&P 500® Index, the EURO STOXX 50® Index and the Nasdaq-100 Index® due November 15, 2027

Principal at Risk Securities

▪	The tax consequences of an investment in the securities are uncertain. There is no direct legal authority as to the proper U.S. federal income tax characterization of the securities, and we do not intend to request a ruling from the IRS. The IRS might not accept, and a court might not uphold, the treatment of the securities as described in “Additional Information about the Securities — Additional Provisions — Tax considerations” in this document and in “United States Federal Taxation” in the accompanying prospectus supplement. If the IRS were successful in asserting an alternative treatment for the securities, the timing and character of any income or loss on the securities could differ materially and adversely from our description herein. In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose a notional interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should review carefully the section entitled “United States Federal Taxation” in the accompanying prospectus supplement and consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments and the issues presented by this notice.

Risks Relating to Conflicts of Interest

▪	Economic interests of the issuer, the guarantor, the calculation agent, the agent of the offering of the securities and other affiliates of the issuer may be different from those of investors. We and our affiliates play a variety of roles in connection with the issuance of the securities, including acting as calculation agent and as an agent of the offering of the securities, hedging our obligations under the securities and making the assumptions used to determine the pricing of the securities and the estimated value of the securities, which we refer to as the estimated value of the securities. In performing these duties, our and JPMorgan Chase & Co.’s economic interests and the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the securities. The calculation agent has determined the initial index values and the trigger levels, will determine the final index values and will calculate the amount of payment you will receive at maturity, if any. Determinations made by the calculation agent, including with respect to the occurrence or non-occurrence of market disruption events, the selection of a successor to any underlying index or the calculation of the final index value of any underlying index in the event of a discontinuation or material change in method of calculation of that underlying index, may affect the payment to you at maturity.

In addition, our and JPMorgan Chase & Co.’s business activities, including hedging and trading activities, could cause our and JPMorgan Chase & Co.’s economic interests to be adverse to yours and could adversely affect any payment on the securities and the value of the securities. It is possible that hedging or trading activities of ours or our affiliates in connection with the securities could result in substantial returns for us or our affiliates while the value of the securities declines. Please refer to “Risk Factors — Risks Relating to Conflicts of Interest” in the accompanying product supplement for additional information about these risks.

▪	Hedging and trading activities by the issuer and its affiliates could potentially affect the value of the securities. The hedging or trading activities of the issuer’s affiliates and of any other hedging counterparty with respect to the securities on or prior to the pricing date and prior to maturity could have adversely affected, and may continue to adversely affect, the levels of the underlying indices and, as a result, could decrease the amount an investor may receive on the securities at maturity, if any. Any of these hedging or trading activities on or prior to the pricing date could have affected the initial index values and the trigger

October 2026	Page 11

JPMorgan Chase Financial Company LLC

Enhanced Trigger Jump Securities Based on the Worst Performing of the S&P 500® Index, the EURO STOXX 50® Index and the Nasdaq-100 Index® due November 15, 2027

Principal at Risk Securities

levels and, therefore, could potentially increase the levels that the final index values must reach before you receive a payment at maturity that exceeds the issue price of the securities or so that you do not suffer a loss on your initial investment in the securities. Additionally, these hedging or trading activities during the term of the securities, including on the valuation date, could adversely affect the final index values and, accordingly, the payment to you at maturity, if any. It is possible that these hedging or trading activities could result in substantial returns for us or our affiliates while the value of the securities declines.

Risks Relating to the Estimated Value and Secondary Market Prices of the Securities

▪	The estimated value of the securities is lower than the original issue price (price to public) of the securities. The estimated value of the securities is only an estimate determined by reference to several factors. The original issue price of the securities exceeds the estimated value of the securities because costs associated with selling, structuring and hedging the securities are included in the original issue price of the securities. These costs include the selling commissions, the structuring fee, the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the securities, the estimated cost of hedging our obligations under the securities and the fees, if any, paid for third-party data analytics and/or electronic platform services. See “Additional Information about the Securities — The estimated value of the securities” in this document.
▪	The estimated value of the securities does not represent future values of the securities and may differ from others’ estimates. The estimated value of the securities is determined by reference to internal pricing models of our affiliates. This estimated value of the securities is based on market conditions and other relevant factors existing at the time of pricing and assumptions about market parameters, which can include volatility, dividend rates, interest rates and other factors. Different pricing models and assumptions could provide valuations for the securities that are greater than or less than the estimated value of the securities. In addition, market conditions and other relevant factors in the future may change, and any assumptions may prove to be incorrect. On future dates, the value of the securities could change significantly based on, among other things, changes in market conditions, our or JPMorgan Chase & Co.’s creditworthiness, interest rate movements and other relevant factors, which may impact the price, if any, at which JPMS would be willing to buy securities from you in secondary market transactions. See “Additional Information about the Securities — The estimated value of the securities” in this document.
▪	The estimated value of the securities is derived by reference to an internal funding rate. The internal funding rate used in the determination of the estimated value of the securities may differ from the market-implied funding rate for vanilla fixed income instruments of a similar maturity issued by JPMorgan Chase & Co. or its affiliates. Any difference may be based on, among other things, our and our affiliates’ view of the funding value of the securities as well as the higher issuance, operational and ongoing liability management costs of the securities in comparison to those costs for the conventional fixed income instruments of JPMorgan Chase & Co. This internal funding rate is based on certain market inputs and assumptions, which may prove to be incorrect, and is intended to approximate the prevailing market replacement funding rate for the securities. The use of an internal funding rate and any potential changes to that rate may have an adverse effect on the terms of the securities and any secondary market prices of the securities. See “Additional Information about the Securities — The estimated value of the securities” in this document.
▪	The value of the securities as published by JPMS (and which may be reflected on customer account statements) may be higher than the then-current estimated value of the securities for a limited time period. We generally expect that some of the costs included in the original issue price of the securities will be partially paid back to you in connection with any repurchases of your securities by JPMS in an amount that will decline to zero over an initial predetermined period. These costs can include selling commissions, the structuring fee, projected hedging profits, if any, and, in some circumstances, estimated hedging costs, our internal secondary market funding rates for structured debt issuances and the fees paid for third-party data analytics and/or electronic platform services. See “Additional Information about the Securities — Secondary market prices of the securities” in this document for additional information relating to this initial period. Accordingly, the estimated value of your securities during this initial period may be

October 2026	Page 12

JPMorgan Chase Financial Company LLC

Enhanced Trigger Jump Securities Based on the Worst Performing of the S&P 500® Index, the EURO STOXX 50® Index and the Nasdaq-100 Index® due November 15, 2027

Principal at Risk Securities

lower than the value of the securities as published by JPMS (and which may be shown on your customer account statements).

▪	Secondary market prices of the securities will likely be lower than the original issue price of the securities. Any secondary market prices of the securities will likely be lower than the original issue price of the securities because, among other things, secondary market prices take into account our internal secondary market funding rates for structured debt issuances and, also, because secondary market prices may exclude selling commissions, the structuring fee, projected hedging profits, if any, estimated hedging costs and fees, if any, paid for third-party data analytics and/or electronic platform services that are included in the original issue price of the securities. As a result, the price, if any, at which JPMS will be willing to buy securities from you in secondary market transactions, if at all, is likely to be lower than the original issue price. Furthermore, if you sell your securities, you will likely be charged a commission for secondary market transactions, or the price will likely reflect a dealer discount and/or fees for use of an electronic platform to facilitate secondary market activity. Any sale by you prior to the maturity date could result in a substantial loss to you. See the immediately following risk factor for information about additional factors that will impact any secondary market prices of the securities.

The securities are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your securities to maturity. See “— Risks Relating to the Securities Generally — Secondary trading may be limited” above.

▪	Secondary market prices of the securities will be impacted by many economic and market factors. The secondary market price of the securities during their term will be impacted by a number of economic and market factors, which may either offset or magnify each other, aside from the selling commissions, structuring fee, projected hedging profits, if any, estimated hedging costs and the closing level of each underlying index, including:
o	any actual or potential change in our or JPMorgan Chase & Co.’s creditworthiness or credit spreads;
o	customary bid-ask spreads for similarly sized trades;
o	our internal secondary market funding rates for structured debt issuances;
o	the actual and expected volatility of each underlying index;
o	the time to maturity of the securities;
o	the dividend rates on the equity securities included in the underlying indices;
o	the actual and expected positive or negative correlation among the underlying indices, or the actual or expected absence of any such correlation;
o	interest and yield rates in the market generally;
o	the exchange rates and the volatility of the exchange rates between the U.S. dollar and each of the currencies in which the equity securities included in the SX5E Index trade and the correlation among those rates and the levels of the SX5E Index; and
o	a variety of other economic, financial, political, regulatory and judicial events.

Additionally, independent pricing vendors and/or third party broker-dealers may publish a price for the securities, which may also be reflected on customer account statements. This price may be different (higher or lower) than the price of the securities, if any, at which JPMS may be willing to purchase your securities in the secondary market.

Risks Relating to the Underlying Indices

▪	JPMorgan Chase & Co. is currently one of the companies that make up the SPX Index. JPMorgan Chase & Co. is currently one of the companies that make up the SPX Index. JPMorgan Chase & Co. will

October 2026	Page 13

JPMorgan Chase Financial Company LLC

Enhanced Trigger Jump Securities Based on the Worst Performing of the S&P 500® Index, the EURO STOXX 50® Index and the Nasdaq-100 Index® due November 15, 2027

Principal at Risk Securities

not have any obligation to consider your interests as a holder of the securities in taking any corporate action that might affect the value of the SPX Index or the securities.

▪	Investing in the securities is not equivalent to investing in any underlying index. Investing in the securities is not equivalent to investing in any underlying index or its respective component stocks. Investors in the securities will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the stocks that constitute any underlying index.
▪	Adjustments to any underlying index could adversely affect the value of the securities. The underlying index publisher of any underlying index may discontinue or suspend calculation or publication of that underlying index at any time. In these circumstances, the calculation agent will have the sole discretion to substitute a successor index that is comparable to the discontinued underlying index and is not precluded from considering indices that are calculated and published by the calculation agent or any of its affiliates.
▪	The securities are subject to risks associated with securities issued by non-U.S. companies with respect to the SX5E Index and the NDX Index. Some or all of the equity securities included in the SX5E Index and the NDX Index have been issued by non-U.S. companies. Investments in securities linked to the value of such non-U.S. equity securities involve risks associated with the home countries and/or the securities markets in the home countries of the issuers of those non-U.S. equity securities, including risks of volatility in those markets, governmental intervention in those markets and cross shareholdings in companies in certain countries. The prices of non-U.S. equity securities may be adversely affected by political, economic, financial and social factors in the home countries of the issuers of the non-U.S. companies, including changes in those countries’ government, economic and fiscal policies, currency exchange laws or other laws or restrictions. Also, there is generally less publicly available information about companies in some of these jurisdictions than there is about U.S. companies that are subject to the reporting requirements of the SEC, and generally non-U.S. companies are subject to accounting, auditing and financial reporting standards and requirements and securities trading rules different from those applicable to U.S. reporting companies.
▪	The securities are not directly exposed to fluctuations in foreign exchange rates with respect to the SX5E Index. The value of your securities will not be adjusted for exchange rate fluctuations between the U.S. dollar and the currencies upon which the equity securities included in the SX5E Index are based, although any currency fluctuations could affect the performance of the SX5E Index. Therefore, if the applicable currencies appreciate or depreciate relative to the U.S. dollar over the term of the securities, you will not receive any additional payment or incur any reduction in any payment on the securities.
▪	Governmental legislative and regulatory actions, including sanctions, could adversely affect your investment in the securities. Governmental legislative and regulatory actions, including, without limitation, sanctions-related actions by the U.S. or a foreign government, could prohibit or otherwise restrict persons from holding the securities or the securities included in any underlying index, or engaging in transactions in them, and any such action could adversely affect the value of the securities or any underlying index. These legislative and regulatory actions could result in restrictions on the securities. You may lose a significant portion or all of your initial investment in the securities if you are forced to divest the securities due to the government mandates, especially if such divestment must be made at a time when the value of the securities has declined.

October 2026	Page 14

JPMorgan Chase Financial Company LLC

Enhanced Trigger Jump Securities Based on the Worst Performing of the S&P 500® Index, the EURO STOXX 50® Index and the Nasdaq-100 Index® due November 15, 2027

Principal at Risk Securities

S&P 500® Index Overview

The S&P 500® Index, which is calculated, maintained and published by S&P Dow Jones Indices LLC, consists of stocks of 500 companies selected to provide a performance benchmark for the large market capitalization segment of the U.S. equity markets. For additional information about the S&P 500® Index, see “Equity Index Descriptions — The S&P U.S. Indices” in the accompanying underlying supplement.

The closing level of the S&P 500® Index on October 9, 2026 was 7,811.54. The following graph shows the closing levels of the S&P 500® Index for each day from January 4, 2021 through October 9, 2026. We obtained the closing level information above and the information in the graph below from the Bloomberg Professional® service (“Bloomberg”), without independent verification. The historical closing levels of the S&P 500® Index should not be taken as an indication of future performance, and no assurance can be given as to the closing level of the S&P 500® Index on the valuation date. The payment of dividends on the stocks that constitute the S&P 500® Index is not reflected in its closing level and, therefore, has no effect on the calculation of the payment at maturity.

S&P 500® Index Historical Performance – Daily Closing Levels* January 4, 2021 through October 9, 2026

9,000
8,000
7,000
6,000
5,000
4,000
3,000
2,000
1,000
0
Index Level
Jan-21
Jul-21
Jan-22
Jul-22
Jan-23
Jul-23
Jan-24
Jul-24
Jan-25
Jul-25
Jan-26
Jul-26

Source: Bloomberg

*The dotted line in the graph indicates the trigger level, equal to 60% of the initial index value.

License Agreement. “S&P®” and “S&P 500®” are trademarks of S&P Global, Inc. or its affiliates and have been licensed for use by JPMorgan Chase & Co. and its affiliates, including JPMorgan Financial.  See “Equity Index Descriptions — The S&P U.S. Indices — License Agreement” in the accompanying underlying supplement.

October 2026	Page 15

JPMorgan Chase Financial Company LLC

Enhanced Trigger Jump Securities Based on the Worst Performing of the S&P 500® Index, the EURO STOXX 50® Index and the Nasdaq-100 Index® due November 15, 2027

Principal at Risk Securities

EURO STOXX 50® Index Overview

The EURO STOXX 50® Index is a free-float market capitalization-weighted index composed of 50 of the largest stocks in terms of free-float market capitalization traded on the major exchanges of 11 Eurozone countries: Austria, Belgium, Finland, France, Germany, Ireland, Italy, Luxembourg, the Netherlands, Portugal and Spain. For additional information about the EURO STOXX 50® Index, see “Equity Index Descriptions — The STOXX Benchmark Indices” in the accompanying underlying supplement.

The closing level of the EURO STOXX 50® Index on October 9, 2026 was 6,173.37. The following graph shows the closing levels of the EURO STOXX 50® Index for each day from January 4, 2021 through October 9, 2026. We obtained the closing level information above and in the graph below from Bloomberg, without independent verification. The historical closing levels of the EURO STOXX 50® Index should not be taken as an indication of future performance, and no assurance can be given as to the closing level of the EURO STOXX 50® Index on the valuation date. The payment of dividends on the stocks that constitute the EURO STOXX 50® Index is not reflected in its closing level and, therefore, has no effect on the calculation of the payment at maturity.

EURO STOXX 50® Index Historical Performance – Daily Closing Levels* January 4, 2021 through October 9, 2026

7,000
6,000
5,000
4,000
3,000
2,000
1,000
0
Index Level
Jan-21 Jul-21 Jan-22 Jul-22 Jan-23 Jul-23 Jan-24 Jul-24 Jan-25 Jul-25 Jan-26 Jul-26

Source: Bloomberg

*The dotted line in the graph indicates the trigger level, equal to 60% of the initial index value.

License Agreement. The EURO STOXX 50® Index and STOXX® are the intellectual property (including registered trademarks) of STOXX Limited, Zurich, Switzerland and/or its licensors (the “Licensors”), which are used under license. The securities based on the EURO STOXX 50® Index are in no way sponsored, endorsed, sold or promoted by STOXX Limited and its Licensors and neither STOXX Limited nor any of its Licensors shall have any liability with respect thereto. See “Equity Index Descriptions — The STOXX Benchmark Indices — License Agreement” in the accompanying underlying supplement.

October 2026	Page 16

JPMorgan Chase Financial Company LLC

Enhanced Trigger Jump Securities Based on the Worst Performing of the S&P 500® Index, the EURO STOXX 50® Index and the Nasdaq-100 Index® due November 15, 2027

Principal at Risk Securities

Nasdaq-100 Index® Overview

The Nasdaq-100 Index® is a modified market capitalization-weighted index that is designed to measure the performance of 100 of the largest non-financial companies listed on The Nasdaq Stock Market. For additional information about the Nasdaq-100 Index®, see “Equity Index Descriptions — The Nasdaq-100 Index®” in the accompanying underlying supplement, as supplemented by the following updated information.

Nasdaq, Inc. (“Nasdaq”), the index sponsor of the Nasdaq-100 Index®, recently implemented several changes to the methodology of the Nasdaq-100 Index®, including changes to the determination of market capitalization for purposes of constituent selection and weighting, the introduction of an expedited “Fast Entry” process for certain large companies, the removal of the minimum free float requirement for constituent selection and the introduction of a cap on the share count used to determine the weighting of low-float securities. These changes became effective on May 1, 2026, with certain constituent and rebalancing adjustments first implemented during the June 2026 quarterly review. The information set forth below supersedes the information regarding the Nasdaq-100 Index® included in the accompanying underlying supplement to the extent inconsistent therewith.

Under the updated methodology, Nasdaq uses different measures of market capitalization for constituent selection and constituent weighting. For purposes of constituent selection, Nasdaq now uses “Full Market Capitalization.” For companies with direct (non-ADR) listings and companies represented by an American depositary receipt (“ADR”) that serves as a company’s primary global listing (a “Primary ADR”), Full Market Capitalization includes both listed and unlisted shares. For companies represented by an ADR where the underlying shares serve as the company’s primary global listing and are listed on a foreign exchange (a “Non-Primary ADR”), Full Market Capitalization is based solely on the value of the listed depositary shares, and foreign-listed underlying shares and unlisted shares are excluded. For purposes of constituent weighting, Nasdaq uses “Modified Market Capitalization,” which takes into account only eligible listed share classes and disregards foreign-listed and unlisted shares.

In addition, the updated methodology eliminates the minimum free float requirement for inclusion in the Nasdaq-100 Index®, although the Modified Market Capitalization used for constituent weighting imposes a limitation on the weightings of low-float securities. Specifically, for purposes of determining Modified Market Capitalization, each low-float security’s share count is limited to the lesser of (i) its reported total shares outstanding (“TSO”) (or, in the case of an ADR, its listed ADR shares outstanding), and (ii) three times its free-floating shares or free-floating ADR shares, as applicable. Other than as a direct result of corporate actions, the Nasdaq-100 Index® also no longer implements ad-hoc intra-quarter adjustments to a security’s TSO between scheduled rebalancing events.

The updated methodology also introduces a “Fast Entry” process under which newly eligible securities, including both initial public offerings and companies that have recently transferred their listing to an eligible exchange, may be added to the Nasdaq-100 Index® on an expedited basis if their Full Market Capitalization would rank within the top 40 current index constituents and they satisfy the applicable eligibility criteria. A Fast Entry inclusion will not require the removal of an existing constituent and may temporarily increase the number of constituents in the Nasdaq-100 Index® above 100.

The updated methodology further provides for quarterly rebalances in March, June and September. During quarterly rebalances, the index shares of each constituent are adjusted for changes in TSO, index shares of low-float securities are adjusted to reflect changes in float, constituents ranked outside the top 125 by Full Market Capitalization are removed and, if necessary, replaced, and certain additional companies whose Full Market Capitalization ranks within the top 40 of current index constituents may be added without requiring a corresponding removal. Securities added to the Nasdaq-100 Index® between annual reconstitutions, including through the Fast Entry process, as intra-quarter replacements or as part of a March, June or September quarterly rebalance, will have their initial index weightings determined using a linear interpolation process based on their Modified Market Capitalization ranking.

October 2026	Page 17

JPMorgan Chase Financial Company LLC

Enhanced Trigger Jump Securities Based on the Worst Performing of the S&P 500® Index, the EURO STOXX 50® Index and the Nasdaq-100 Index® due November 15, 2027

Principal at Risk Securities

The closing level of the Nasdaq-100 Index® on October 9, 2026 was 30,883.15. The following graph shows the closing levels of the Nasdaq-100 Index® for each day from January 4, 2021 through October 9, 2026. We obtained the closing level information above and in the graph below from Bloomberg, without independent verification. The historical closing levels of the Nasdaq-100 Index® should not be taken as an indication of future performance, and no assurance can be given as to the closing level of the Nasdaq-100 Index® on the valuation date. The payment of dividends on the stocks that constitute the Nasdaq-100 Index® is not reflected in its closing level and, therefore, has no effect on the calculation of the payment at maturity.

Nasdaq-100 Index® Historical Performance – Daily Closing Levels* January 4, 2021 through October 9, 2026

35,000
30,000
25,000
20,000
15,000
10,000
5,000
0
Index Level
Jan-21
Jul-21
Jan-22
Jul-22
Jan-23
Jul-23
Jan-24
Jul-24
Jan-25
Jul-25
Jan-26
Jul-26

Source: Bloomberg

*The dotted line in the graph indicates the trigger level, equal to 60% of the initial index value.

License Agreement. JPMorgan Chase & Co. or its affiliate has entered into a non-exclusive license agreement with Nasdaq, Inc. providing for the license to it and certain of its affiliates or subsidiaries, including JPMorgan Financial, with a non-exclusive license and, for a fee, with the right to use the Nasdaq-100 Index® in connection with certain securities, including the securities. See “Equity Index Descriptions — The Nasdaq-100 Index® — License Agreement” in the accompanying underlying supplement.

October 2026	Page 18

JPMorgan Chase Financial Company LLC

Enhanced Trigger Jump Securities Based on the Worst Performing of the S&P 500® Index, the EURO STOXX 50® Index and the Nasdaq-100 Index® due November 15, 2027

Principal at Risk Securities

Additional Information about the Securities

Please read this information in conjunction with the terms on the front cover of this document.

Additional Provisions:
Postponement of maturity date:	If the scheduled maturity date is not a business day, then the maturity date will be the following business day. If the scheduled valuation date is not a trading day or if a market disruption event occurs on that day so that the valuation date is postponed and falls less than three business days prior to the scheduled maturity date, the maturity date of the securities will be postponed to the third business day following the valuation date as postponed.
Minimum ticketing size:	$1,000 / 1 security
Trustee:	Deutsche Bank Trust Company Americas (formerly Bankers Trust Company)
Calculation agent:	JPMS
The estimated value of the securities:

The estimated value of the securities set forth on the cover of this document is equal to the sum of the values of the following hypothetical components: (1) a fixed-income debt component with the same maturity as the securities, valued using the internal funding rate described below, and (2) the derivative or derivatives underlying the economic terms of the securities. The estimated value of the securities does not represent a minimum price at which JPMS would be willing to buy your securities in any secondary market (if any exists) at any time. The internal funding rate used in the determination of the estimated value of the securities may differ from the market-implied funding rate for vanilla fixed income instruments of a similar maturity issued by JPMorgan Chase & Co. or its affiliates. Any difference may be based on, among other things, our and our affiliates’ view of the funding value of the securities as well as the higher issuance, operational and ongoing liability management costs of the securities in comparison to those costs for the conventional fixed income instruments of JPMorgan Chase & Co. This internal funding rate is based on certain market inputs and assumptions, which may prove to be incorrect, and is intended to approximate the prevailing market replacement funding rate for the securities. The use of an internal funding rate and any potential changes to that rate may have an adverse effect on the terms of the securities and any secondary market prices of the securities. For additional information, see “Risk Factors — Risks Relating to the Estimated Value and Secondary Market Prices of the Securities — The estimated value of the securities is derived by reference to an internal funding rate” in this document. The value of the derivative or derivatives underlying the economic terms of the securities is derived from internal pricing models of our affiliates. These models are dependent on inputs such as the traded market prices of comparable derivative instruments and on various other inputs, some of which are market-observable, and which can include volatility, dividend rates, interest rates and other factors, as well as assumptions about future market events and/or environments. Accordingly, the estimated value of the securities on the pricing date is based on market conditions and other relevant factors and assumptions existing at that time. See “Risk Factors — Risks Relating to the Estimated Value and Secondary Market Prices of the Securities — The estimated value of the securities does not represent future values of the securities and may differ from others’ estimates” in this document.

The estimated value of the securities is lower than the original issue price of the securities because costs associated with selling, structuring and hedging the securities are included in the original issue price of the securities. These costs include the selling commissions paid to JPMS and other affiliated or unaffiliated dealers, the structuring fee, the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the securities, the estimated cost of hedging our obligations under the securities and the fees, if any, paid for third-party data analytics and/or electronic platform services. Because hedging our obligations entails risk and may be influenced by market forces beyond our control, this hedging may result in a profit that is more or less than expected, or it may result in a loss. A portion of the profits, if any, realized in hedging our obligations under the securities may be allowed to other affiliated or unaffiliated dealers, and we or one or more of our affiliates will retain any remaining hedging profits. See “Risk Factors — Risks Relating to the Estimated Value and Secondary Market Prices of the Securities — The estimated value of the securities is lower than the original issue price (price to public) of the securities” in this document.

Secondary market prices of the securities:	For information about factors that will impact any secondary market prices of the securities, see “Risk Factors — Risks Relating to the Estimated Value and Secondary Market Prices of the Securities — Secondary market prices of the securities will be impacted by many economic and market factors” in this document. In addition, we generally expect that some of the costs included in the original issue price of the securities will be partially paid back to you in connection with any repurchases of your securities by JPMS in an amount that will decline to

October 2026	Page 19

JPMorgan Chase Financial Company LLC

Enhanced Trigger Jump Securities Based on the Worst Performing of the S&P 500® Index, the EURO STOXX 50® Index and the Nasdaq-100 Index® due November 15, 2027

Principal at Risk Securities

zero over an initial predetermined period that is intended to be the shorter of two years and one-half of the stated term of the securities. The length of any such initial period reflects the structure of the securities, whether our affiliates expect to earn a profit in connection with our hedging activities, the estimated costs of hedging the securities and when these costs are incurred, as determined by our affiliates. See “Risk Factors — Risks Relating to the Estimated Value and Secondary Market Prices of the Securities — The value of the securities as published by JPMS (and which may be reflected on customer account statements) may be higher than the then-current estimated value of the securities for a limited time period.”
Tax considerations:

In determining our reporting responsibilities, we intend to treat the securities for U.S. federal income tax purposes as “open transactions” that are not debt instruments, as described in the section entitled “United States Federal Taxation — Tax Consequences to U.S. Holders — Program Securities Treated as Prepaid Financial Contracts That are Open Transactions” in the accompanying prospectus supplement. Based on the advice of Davis Polk & Wardwell LLP, our special tax counsel, we believe that this is a reasonable treatment, but that there are other reasonable treatments that the IRS or a court may adopt, in which case the timing and character of any income or loss on the securities could be materially and adversely affected.

No statutory, judicial or administrative authority directly addresses the characterization of the securities (or similar instruments) for U.S. federal income tax purposes, and no ruling is being requested from the IRS with respect to their proper characterization and treatment. Assuming that “open transaction” treatment is respected, the gain or loss on your securities should be treated as long-term capital gain or loss if you hold your securities for more than a year, whether or not you are an initial purchaser of the securities at the issue price. However, the IRS or a court may not respect the treatment of the securities as “open transactions,” in which case the timing and character of any income or loss on the securities could be materially and adversely affected. For instance, the securities could be treated as contingent payment debt instruments, in which case the gain on your securities would be treated as ordinary income and you would be required to accrue original issue discount on your securities in each taxable year at the “comparable yield,” as determined by us, although we will not make any payment with respect to the securities until maturity.

In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose a notional interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should review carefully the section entitled “United States Federal Taxation” in the accompanying prospectus supplement and consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments and the issues presented by this notice.

Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% withholding tax (unless an income tax treaty applies) on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities. Section 871(m) provides certain exceptions to this withholding regime, including for instruments linked to certain broad-based indices that meet requirements set forth in the applicable Treasury regulations. Additionally, a recent IRS notice excludes from the scope of Section 871(m) instruments issued prior to January 1, 2029 that do not have a delta of one with respect to underlying securities that could pay U.S.-source dividends for U.S. federal income tax purposes (each an “Underlying Security”). Based on certain determinations made by us, our special tax counsel is of the opinion that Section 871(m) should not apply to the securities with regard to Non-U.S. Holders. Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

Supplemental use of proceeds and hedging:	The securities are offered to meet investor demand for products that reflect the risk-return profile and market exposure provided by the securities. See “How the Enhanced Trigger Jump Securities Work” and “Hypothetical Examples” in this document for an illustration of the risk-return profile of the securities and “S&P 500® Index Overview,” “EURO STOXX 50® Index Overview” and “Nasdaq-100 Index® Overview” in this document for a description of the market exposure provided by the securities.

October 2026	Page 20

JPMorgan Chase Financial Company LLC

Enhanced Trigger Jump Securities Based on the Worst Performing of the S&P 500® Index, the EURO STOXX 50® Index and the Nasdaq-100 Index® due November 15, 2027

Principal at Risk Securities

The original issue price of the securities is equal to the estimated value of the securities plus the selling commissions paid to JPMS and other affiliated or unaffiliated dealers and the structuring fee, plus (minus) the projected profits (losses) that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the securities, plus the estimated cost of hedging our obligations under the securities, plus the fees, if any, paid for third-party data analytics and/or electronic platform services.
Benefit plan investor considerations:	See “Benefit Plan Investor Considerations” in the accompanying product supplement.
Supplemental plan of distribution:

Subject to regulatory constraints, JPMS intends to use its reasonable efforts to offer to purchase the securities in the secondary market, but is not required to do so. JPMS, acting as agent for JPMorgan Financial, will pay all of the selling commissions it receives from us to Morgan Stanley Wealth Management. In addition, Morgan Stanley Wealth Management will receive a structuring fee as set forth on the cover of this document for each security.

We or our affiliate may enter into swap agreements or related hedge transactions with one of our other affiliates or unaffiliated counterparties in connection with the sale of the securities and JPMS and/or an affiliate may earn additional income as a result of payments pursuant to the swap or related hedge transactions. See “— Supplemental use of proceeds and hedging” above and “Use of Proceeds and Hedging” in the accompanying product supplement.

Validity of the securities and the guarantee:	In the opinion of Davis Polk & Wardwell LLP, as special products counsel to JPMorgan Financial and JPMorgan Chase & Co., when the securities offered by this pricing supplement have been issued by JPMorgan Financial pursuant to the indenture, the trustee and/or paying agent has made, in accordance with the instructions from JPMorgan Financial, the appropriate entries or notations in its records relating to the master global note that represents such securities (the “master note”), and such securities have been delivered against payment as contemplated herein, such securities will be valid and binding obligations of JPMorgan Financial and the related guarantee will constitute a valid and binding obligation of JPMorgan Chase & Co., enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to (x)(i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above or (ii) any provision of the indenture that purports to avoid the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law by limiting the amount of JPMorgan Chase & Co.’s obligation under the related guarantee or (y) the validity, legally binding effect or enforceability of any provision that permits holders to collect any portion of the stated principal amount upon acceleration of the securities to the extent determined to constitute unearned interest. This opinion is given as of the date hereof and is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act, except that such counsel expresses no opinion as to (i) any law, rule or regulation that is applicable to JPMorgan Financial or JPMorgan Chase & Co., the indenture, the securities, the related guarantee (together with the indenture and the securities, the “Documents”) or such transactions solely because such law, rule or regulation is part of a regulatory regime applicable to any party to any of the Documents or any of its affiliates due to the specific assets or business of such party or such affiliate or (ii) any law, rule or regulation relating to national security. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and its authentication of the master note and the validity, binding nature and enforceability of the indenture with respect to the trustee, all as stated in the letter of such counsel dated February 24, 2026, which was filed as an exhibit to the Registration Statement on Form S-3 by JPMorgan Financial and JPMorgan Chase & Co. on February 24, 2026.
Where you can find more information:

You should read this document together with the accompanying prospectus, as supplemented by the accompanying prospectus supplement relating to our Series A medium-term notes of which these securities are a part, and the more detailed information contained in the accompanying product supplement and the accompanying underlying supplement.

This document, together with the documents listed below, contains the terms of the securities and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, stand-alone fact sheets, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in the “Risk Factors” sections of the accompanying prospectus supplement and the accompanying product supplement, as the securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the securities.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

• Product supplement no. 3-I dated April 17, 2026:

http://www.sec.gov/Archives/edgar/data/19617/000121390026045198/ea0285802-

October 2026	Page 21

JPMorgan Chase Financial Company LLC

Enhanced Trigger Jump Securities Based on the Worst Performing of the S&P 500® Index, the EURO STOXX 50® Index and the Nasdaq-100 Index® due November 15, 2027

Principal at Risk Securities

20_424b2.pdf

• Underlying supplement no. 1-I dated April 17, 2026:

http://www.sec.gov/Archives/edgar/data/19617/000121390026045209/ea0285802-11_424b2.pdf

• Prospectus supplement and prospectus, each dated April 17, 2026:

http://www.sec.gov/Archives/edgar/data/19617/000095010326005889/crt_dp245141-424b2.pdf

Our Central Index Key, or CIK, on the SEC website is 1665650, and JPMorgan Chase & Co.’s CIK is 19617.

As used in this document, “we,” “us” and “our” refer to JPMorgan Financial.

October 2026	Page 22